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                                                                    EXHIBIT 11.1

                                   SEEC, INC.

           COMPUTATION OF SHARES USED IN COMPUTING NET INCOME (LOSS)
                    PER COMMON AND COMMON EQUIVALENT SHARES

             YEARS ENDED MARCH 31, 1992, 1993, 1994, 1995 AND 1996,

              AND THE SIX MONTHS ENDED SEPTEMBER 30, 1995 AND 1996



                                                                                                             SIX MONTHS ENDED
                                                   YEARS ENDED MARCH 31                                        SEPTEMBER 30
                          -----------------------------------------------------------------------     ---------------------------
                             1992           1993           1994            1995           1996           1995             1996
                          ----------     ----------     ----------      ----------     ----------     ----------       ----------
Weighted average number
  of common and common
  equivalent shares not
  subject to the
  provisions of SAB No. 83:

  Common shares issued
    and outstanding....    1,175,300      1,356,116      1,356,116       1,356,568      1,360,712      1,358,376        1,419,283

  Common equivalent
    shares consisting
    of options and
    warrants...........           --             --             --              --             --             --          129,976

  Reduction in common
    equivalent shares
    through application
    of the treasury
    stock method.......           --             --             --              --             --             --             (488)
                          ----------     ----------     ----------      ----------     ----------     ----------       ----------
                           1,175,300      1,356,116      1,356,116       1,356,568      1,360,712      1,358,376        1,548,771
                          ----------     ----------     ----------      ----------     ----------     ----------       ----------
Common and common
  equivalent shares
  subject to the
  provisions of SAB No. 83:

  Issuance of common
    stock to:

    ERA Software
      Systems Private,
      Ltd. an
      affiliate, in
      connection with
      the acquisition
      of software
      rights...........      150,679        150,679        150,679         150,679        150,679        150,679          150,679

    Related party note
      holders in
      exchange for
      principal and
      accrued
      interest.........      122,636        122,636        122,636         122,636        122,636        122,636          122,636

  Officers/shareholders
      in exchange for
      the outstanding
      balance of
      deferred
      compensation and
      accrued
      interest.........       35,173         35,173         35,173          35,173         35,173         35,173           35,173

    Related parties
      through private
      placements.......       31,685         31,685         31,685          31,685         31,685         31,685           31,685

    Unrelated third
      parties through
      private
      placements.......      109,080        109,080        109,080         109,080        109,080        109,080          109,080

  Common stock
    equivalents
    consisting of stock
    options............       43,185         43,185         43,185          43,185         43,185         43,185           43,185

  Reduction in common
    and common
    equivalent shares
    through application
    of the treasury
    stock method.......      (68,687)       (68,687)       (68,687)        (68,687)       (68,687)       (68,687)         (68,687)
                          ----------     ----------     ----------      ----------     ----------     ----------       ----------
                             423,751        423,751        423,751         423,751        423,751        423,751          423,751
                          ----------     ----------     ----------      ----------     ----------     ----------       ----------
Weighted average number
  of common and common
  equivalent shares
  outstanding..........    1,599,051      1,779,867      1,779,867       1,780,319      1,784,463      1,782,127        1,972,522
                          ==========     ==========     ==========      ==========     ==========     ==========       ==========
Net income (loss)
  applicable to common
  and common equivalent
  shares...............   $ (194,293)    $ (416,396)    $ (154,809)     $ (255,558)    $ (153,172)    $ (117,715)      $  125,476
                          ==========     ==========     ==========      ==========     ==========     ==========       ==========
Net income (loss) per
  common and common
  equivalent share.....   $     (.12)    $     (.23)    $     (.09)     $     (.14)    $     (.09)    $     (.07)      $      .06
                          ==========     ==========     ==========      ==========     ==========     ==========       ==========
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